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                                                                    EXHIBIT 3.28


                               PROVINCE OF ONTARIO
                  MINISTRY OF CONSUMER AND COMMERCIAL RELATIONS

                            ARTICLES OF INCORPORATION


1.    The name of the corporation is:

      Oxford Suspension Ltd.

2.    The address of the registered office is:

      1574 Eagle Street North, Cambridge
      Waterloo, Ontario   N3H 4S5

3.    Number (or minimum and maximum number) of directors is:

      A minimum of 3 and a maximum of 11.

4.    The first director(s) is/are:

                                  Residence address, giving street & No. or R.R.  Resident Canadian
First name, initials and surname       No. or municipality and postal code         State Yes or No
--------------------------------       -----------------------------------         ---------------
Steven M. Abelman                            3709 Merriweather Lane                       No
                                             Rochester Hills, MI  48306

Manfred Walt                                 152 Bradgate Drive                           Yes
                                             Thornhill, Ontario  L3T 7L8

James W. Robinson                            66 Ashwood Drive                             Yes
                                             Cambridge, Ontario  N3C 3H9

5. Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise:

      There are no restrictions on the business the Corporation may carry on or on the powers the Corporation may exercise.

6. The classes and any maximum number of shares that the corporation is authorized to issue:

      The Corporation is authorized to issue an unlimited number of shares of 1 class designated as common shares.

7. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:

      Not applicable.
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8.    The issue, transfer or ownership of shares (is/is not restricted and the restrictions (if any) are as follows:

      The right to transfer shares of the Corporation shall be restricted in that no shares shall be transferred without either:

      (a) the consent of the directors of the Corporation, expressed by a resolution passed by the directors or by an instrument or instruments in writing signed by a majority of the directors, which consent may be given either prior or subsequent to the time of transfer of such shares; or

      (b) the consent of the holder or holders of shares of the Corporation to which are attached at least a majority of the votes attached to all shares of the Corporation for the time being outstanding carrying a voting right either under all circumstances or under circumstances that have occurred and are continuing, expressed by a resolution passed by such holder or holders, which consent may be given either prior or subsequent to the time of transfer of such shares.

9.    Other provisions, if any, are:

      (a) that the number of shareholders of the Corporation, exclusive of persons who are in the employment of the Corporation and exclusive of persons who, having been formerly in the employment of the Corporation, were, while in that employment, and have continued after the termination of that employment to be shareholders of the Corporation, is limited to not more than 50, 2 or more persons who are the joint registered owners of 1 or more shares being counted as 1 shareholder; and

      (b) that any invitation to the public to subscribe for any securities of the Corporation is hereby prohibited.



10.   The names and addresses of the     Full residence address or address of
      incorporators are                  registered office or of principal place
      First Name, initials and last      of business giving street & No. or
      name or corporate name             R.R. No., municipality and postal code
      ----------------------             --------------------------------------

      Steven M. Abelman                  3709 Merriweather Lane
                                         Rochester Hills, MI  48306

      Manfred Walt                       152 Bradgate Drive
                                         Thornhill, Ontario  L3T 7L8


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      James W. Robinson                  66 Ashwood Drive
                                         Cambridge, Ontario  N3C 3H9

      These articles are signed in duplicate.


                                    Signatures of incorporators



                                    /s/ Steven M. Abelman
                                    ---------------------------------
                                    Steven M. Abelman

                                    /s/ Manfred Walt
                                    ---------------------------------
                                    Manfred Walt

                                    /s/ James W. Robinson
                                    ---------------------------------
                                    James W. Robinson


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